Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 28, 2020 relating to the consolidated financial statements of UpState New York Bancorp, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Pittsford, New York

April 6, 2020